UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 5, 2019

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 5, 2019, M. Michelle Berrey resigned as our President and Chief Executive Officer, effective immediately, and also resigned as a member of our Board of Directors, effective immediately.

(c) In connection with Dr. Berrey’s resignation, on February 5, 2019, our Board of Directors created a new position to be known as the Office of the Chief Executive Officer, and appointed W. Garrett Nichols, Timothy W. Trost and Michael A. Alrutz as the members of the Office of the Chief Executive Officer, effective immediately.

Dr. Nichols will also retain his title as Chief Medical Officer, a position he has held since September 2014, and Mr. Trost will also retain his title as Senior Vice President, Chief Financial Officer and Corporate Secretary, a position he has held since February 2012. Complete biographical information for Dr. Nichols and Mr. Trost was provided in our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2018.

Dr. Alrutz will also retain his title as Senior Vice President, General Counsel, a position he has held since 2014. Dr. Alrutz joined Chimerix in 2012. From 2002 to 2011, Dr. Alrutz was counsel to Trimeris, Inc., serving in a variety of in-house positions, most recently as General Counsel. While at Trimeris, Dr. Alrutz had primary responsibility and oversight of the company’s legal department. Dr. Alrutz received his JD from Duke University School of Law and his Ph.D. in molecular biology from the Tufts University Sackler School of Biomedical Sciences. He received his B.A. from the University of Pennsylvania.

In connection with their appointment as members of the Office of the Chief Executive Officer, on February 5, 2019, our Board of Directors approved the payment of a quarterly cash stipend to each of Dr. Nichols, Mr. Trost and Dr. Alrutz in the amount of $50,000, which will be paid on a quarterly basis until the earlier of (i) December 31, 2019 and (ii) the date our Board of Directors appoints a replacement Chief Executive Officer. Our Board of Directors also approved the grant of a restricted stock unit (“RSU”) to each of Dr. Nichols, Mr. Trost and Dr. Alrutz covering 100,000 shares of our common stock. Each RSU was granted pursuant to our 2013 Equity Incentive Plan and, subject to each individual’s continuous service, will vest in full on December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: February 6, 2019
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Office of the Chief Executive Officer, Senior Vice President, Chief Financial Officer and Corporate Secretary